Exhibit 99.1
Enovix To Acquire Korean Battery Cell Facility to Bolster Manufacturing

Acquisition will support company’s efforts to meet growing demand in the defense industry

FREMONT, Calif. – April 3, 2025 – Enovix Corporation (Nasdaq: ENVX), a global high-performance battery company, today announced the acquisition of battery cell manufacturing assets from SolarEdge, located in South Korea. The acquisition will expand the company’s manufacturing footprint and help position Enovix to meet growing demand in the defense industry. The transaction is expected to close in April 2025, subject to the satisfaction of customary closing conditions.

Enovix will be acquiring a battery cell manufacturing facility from SolarEdge that is approximately 330,000 square feet, as well as battery cell development and manufacturing equipment. The SolarEdge facility has been operating for over 20 years. The facility to be acquired is directly adjacent to the company’s existing facility in Nonsan City, South Korea. Enovix plans to hire certain members of the SolarEdge Korea team including personnel in the manufacturing, quality, R&D and process engineer departments. The acquisition is expected to expand Enovix’s manufacturing capacity and expedite scaled production.

“Better batteries are in high demand for many of the economy’s most critical industries, and Enovix is committed to building longer-lasting and more effective batteries that improve the world we live in,” said Dr. Raj Talluri, Enovix CEO and president. “By expanding our battery production facility in Korea we believe we will be able to simplify our supply chain, accelerate the pace of innovation and address the growing list of use cases for defense, industrial and consumer electronics customers.”

Enovix’s sales from batteries manufactured in its Korea facility are projected to increase in 2025 and 2026 facilitated in part by this acquisition which is expected to improve gross margins going forward. The company also now forecasts a higher sales mix from this facility going to defense and industrial applications.

“From its inception, Enovix has focused on breakthrough battery innovation and operational excellence,” said T.J. Rodgers, Enovix chairman. “This acquisition is a step in advancing that mission at scale as it will ensure greater control over quality and strengthen our ability to deliver solutions to a wider range of customers more efficiently.”

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and can be identified by words such as anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, should, would and similar expressions that convey uncertainty about future events or outcomes. Forward-looking statements include, without limitation, our expectations regarding, and the timing of, the acquisition of battery cell manufacturing assets from SolarEdge; our expectations about, and our ability to respond to, market and customer demand; our customers’ releases of products using our batteries; our financial and business performance; projected improvements in our manufacturing, commercialization and R&D activities; our expectations regarding, and our ability to realize, the benefits of the acquisition, including our ability to expand our manufacturing footprint, the transaction’s ability to position us to meet growing demand in the defense industry, our expectation that the acquisition will expand our manufacturing capacity and expedite scaled production; our ability to simplify our supply chain, accelerate the pace of innovation and address the growing list of use cases for defense, industrial and consumer electronics customers, the projected increase in battery sales in 2025 and 2026 facilitated in part by the acquisition, gross margin improvements expected from the transaction, and our revised forecasts of higher sales mix from this facility going to defense and industrial applications; our ability to realize synergies from the acquisition, including the ability to accelerate product development and deliver products to a wider range of customers more efficiently. Actual results and outcomes could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the satisfaction of applicable closing conditions and the consummation of the contemplated transactions relating to the acquisition, our ability to realize the benefits of and synergies from the acquisition, including those listed above, market acceptance of our products, the impact of technological development and competition, and global economic conditions. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results or cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed annual report on Form 10-K and quarterly reports on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

About Enovix
Enovix is on a mission to deliver high-performance batteries that unlock the full potential of technology products. Everything from IoT, mobile, and computing devices, to vehicles and headsets, needs a better battery. The company has developed an innovative, materials-agnostic approach to building a higher performing battery without compromising safety, and it partners with OEMs worldwide to usher in a new era of user experiences.

Enovix is headquartered in Silicon Valley with facilities in India, Korea and Malaysia. For more information visit www.enovix.com and follow the company on LinkedIn.

Investor Contact:
Enovix Corporation
Robert Lahey
Email: ir@enovix.com

Media Contact:
Bateman Agency for Enovix
Kaelyn Attridge
Email: enovix@bateman.agency
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